Exhibit 5.1

750 E. PRATT STREET SUITE 900 BALTIMORE, MD 21202 T 410.244.7400 F 410.244.7742 www.Venable.com

August 2, 2023

Invitation Homes Inc.

1717 Main Street, Suite 2000

Dallas, TX 75201

Re:	Registration Statement on Form S-3 (Registration No. 333-258290, 333-258290-01, 333-258290-02 and 333-258290-03)

Ladies and Gentlemen:

We have served as Maryland counsel to Invitation Homes Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the sale and issuance by Invitation Homes Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), of (i) $450,000,000 in aggregate principal amount of its 5.450% Senior Notes due 2030 (the “2030 Senior Notes”), and (ii) $350,000,000 in aggregate principal amount of its 5.500% Senior Notes due 2033 (the “2033 Senior Notes” and, together with the 2030 Senior Notes, the “Notes”) and the guarantees by each of the Company, Invitation Homes OP GP LLC, a Delaware limited liability company (“OP GP”), and IH Merger Sub, LLC, a Delaware limited liability company (“Merger Sub” and, together with the Company and OP GP, the “Guarantors”), of the obligations of the Operating Partnership under the Notes, each covered by the above-referenced Registration Statement, and all amendments thereto (collectively, the “Registration Statement”), filed by the Guarantors and the Operating Partnership with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement, and the related form of prospectus included therein, substantially in the form in which it was transmitted to the Commission under the 1933 Act, related to the offering and guarantees of the Notes;

2. The Prospectus Supplement, dated July 31, 2023, in the form filed with the Commission under the 1933 Act;

3. The charter of the Company, certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4. The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

Invitation Homes Inc.

August 2, 2023

5. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6. Resolutions adopted by the Board of Directors of the Company (the “Board”), and by a duly authorized committee of the Board, relating to, among other matters, (a) the sale and issuance of the Notes by the Operating Partnership, (b) the guarantees of the Notes by each of the Guarantors and (c) the execution and delivery of the Transaction Documents (as defined below), certified as of the date hereof by an officer of the Company;

7. The Indenture, dated as of the dated August 6, 2021 (the “Base Indenture”), by and among the Operating Partnership, the Guarantors and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (the “Trustee”);

8. The Fifth Supplemental Indenture dated as of the date hereof (the “Fifth Supplemental Indenture”), by and among the Operating Partnership, the Guarantors and the Trustee;

9. The Sixth Supplemental Indenture dated as of the date hereof (the “Sixth Supplemental Indenture” and, together with the Base Indenture and the Fifth Supplemental Indenture, the “Notes Indenture”), by and among the Operating Partnership, the Guarantors and the Trustee;

10. The Notation of Guarantee, dated as of the date hereof (the “2030 Senior Notes Guarantee”), by each of the Guarantors, attached to the Global Note evidencing the 2030 Senior Notes;

11. The Notation of Guarantee, dated as of the date hereof (the “2033 Senior Notes Guarantee,” and, together with 2030 Senior Notes Guarantee, the “Guarantee” and, together with the Notes Indenture and the 2030 Senior Notes Guarantee, the “Transaction Documents”), by each of the Guarantors, attached to the Global Note evidencing the 2033 Senior Notes;

12. A certificate executed by an officer of the Company, dated as of the date hereof; and

Invitation Homes Inc.

August 2, 2023

13. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

The phrase “known to us” is limited to the actual knowledge, without independent inquiry, of the lawyers currently at our firm who have performed legal services in connection with the issuance of this opinion.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. The Company has the corporate power to enter into and perform its obligations under the Transaction Documents.

Invitation Homes Inc.

August 2, 2023

3. The Transaction Documents have been duly authorized, executed and, so far as is known to us, delivered by the Company.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements. We note that the Transaction Documents are governed by the laws of the State of New York. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the Notes (the “Current Report”), which is incorporated by reference in the Registration Statement. Sidley Austin LLP, counsel to the Guarantors and the Operating Partnership, may rely on this opinion in connection with its opinion of even date herewith relating to the Notes and the Guarantee. We hereby consent to the filing of this opinion as an exhibit to the Current Report and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP